AMENDMENT
                                       TO
                        INVESTMENT SUB-ADVISORY AGREEMENT
                                     BETWEEN
                     JACKSON NATIONAL ASSET MANAGEMENT, LLC
                                       AND
               STANDARD & POOR'S INVESTMENT ADVISORY SERVICES LLC


     This AMENDMENT is made by and between JACKSON NATIONAL ASSET MANAGEMENT, LLC, a Michigan limited liability company and registered investment adviser ("Adviser"), and STANDARD & POOR'S INVESTMENT ADVISORY SERVICES LLC, a Delaware corporation and registered investment adviser ("Sub-Adviser").

     WHEREAS, the Adviser and Sub-Adviser entered into an Investment Sub-Advisory Agreement dated as of January 31, 2001 ("Agreement"), whereby Adviser appointed Sub-Adviser to provide certain sub-investment advisory services to the investment portfolios of the JNL Series Trust.

     WHEREAS,  pursuant  to  the  Agreement,  the  Adviser  agreed  to  pay  the
Sub-Adviser for the services provided and the expenses assumed by the Sub-Advisor a sub-advisory fee as set forth on Schedule B to the Agreement, and the Sub-Adviser agreed to accept such sub-advisory fee as full compensation under the Agreement for such services and expenses.

     WHEREAS, in order to effectuate a fee reduction for the JNL/S&P Managed Growth Fund; JNL/S&P Managed Conservative Fund; JNL/S&P Managed Moderate Growth Fund; JNL/S&P Managed Moderate Fund; JNL/S&P Managed Aggressive Growth Fund; JNL/S&P Retirement Income Fund; JNL/S&P Retirement 2015 Fund; JNL/S&P Retirement 2020 Fund; JNL/S&P Retirement 2025 Fund; JNL/S&P Moderate Retirement Strategy Fund; JNL/S&P Moderate Growth Retirement Strategy Fund; JNL/S&P Growth Retirement Strategy Fund; JNL/S&P Disciplined Moderate Fund; JNL/S&P Disciplined Moderate Growth Fund; and the JNL/S&P Disciplined Growth Fund, Schedule B must be amended.

     NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

1. Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated July 1, 2008, attached hereto.


     IN WITNESS WHEREOF, the Adviser and the Sub-Adviser have caused this Amendment to be executed as of this 1st day of July, 2008.


JACKSON NATIONAL                          STANDARD & POOR'S
ASSET MANAGEMENT, LLC                     INVESTMENT ADVISORY SERVICES LLC


By: ______________________________        By:  ______________________________
Name:  MARK D. NERUD                      Name:______________________________
Title: PRESIDENT                          Title: ____________________________

                                   SCHEDULE B
                                  JULY 1, 2008
                                 (Compensation)

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                                      FUNDS
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                           JNL/S&P Managed Growth Fund
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                        JNL/S&P Managed Conservative Fund
  ----------------------------------------------------------------------------
                      JNL/S&P Managed Moderate Growth Fund
  ----------------------------------------------------------------------------
                          JNL/S&P Managed Moderate Fund
  ----------------------------------------------------------------------------
                     JNL/S&P Managed Aggressive Growth Fund
  ----------------------------------------------------------------------------
                         JNL/S&P Retirement Income Fund
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                          JNL/S&P Retirement 2015 Fund
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                          JNL/S&P Retirement 2020 Fund
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                          JNL/S&P Retirement 2025 Fund
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                    JNL/S&P Moderate Retirement Strategy Fund
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                JNL/S&P Moderate Growth Retirement Strategy Fund
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                     JNL/S&P Growth Retirement Strategy Fund
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                        JNL/S&P Disciplined Moderate Fund
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                    JNL/S&P Disciplined Moderate Growth Fund
  ----------------------------------------------------------------------------
                         JNL/S&P Disciplined Growth Fund
  ----------------------------------------------------------------------------
  ------------------------------------------------------- --------------------
                               ASSETS ANNUAL RATE
  ------------------------------------------------------- --------------------
  $0 to $5 Billion                                                0.04%
  $5 Billion to $9 Billion                                        0.035%
  Over $9 Billion                                                 0.03%
  ------------------------------------------------------- --------------------
  ----------------------------------------------------------------------------
  THE ASSETS OF THE FUNDS ARE AGGREGATED FOR PURPOSES OF CALCULATING THE SUB-ADVISORY FEE.


  ----------------------------------------------------------------------------
                       JNL/S&P Competitive Advantage Fund
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                      JNL/S&P Dividend Income & Growth Fund
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                          JNL/S&P Intrinsic Value Fund
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                            JNL/S&P Total Yield Fund
  ------------------------------------------------------- --------------------
                               ASSETS ANNUAL RATE
  ------------------------------------------------------- --------------------
  $0 to $1Billion                                                 0.08%
  Next $2 Billion                                                 0.07%
  Over $3 Billion                                                 0.05%
  ------------------------------------------------------- --------------------
  ----------------------------------------------------------------------------
  THE ASSETS OF THE FUNDS ARE AGGREGATED FOR PURPOSES OF CALCULATING THE SUB-ADVISORY FEE.